Exhibit 99.1

Progenics Pharmaceuticals, Inc. One World Trade Center 47th Floor, Suite J New York, New York 10007 (646) 975-2500 www.progenics.com

Contact:	Melissa Downs Investor Relations (646) 975-2533 mdowns@progenics.com

PROGENICS PHARMACEUTICALS ANNOUNCES

THIRD QUARTER 2017 FINANCIAL RESULTS AND BUSINESS UPDATE

●	NDA (New Drug Application) for AZEDRA® (iobenguane I 131) Submitted to the U.S. Food and Drug Administration (FDA) on October 31st
●	Positive Results from the Pivotal Phase 2b Study of AZEDRA Highlighted at Multiple Medical Conferences
●	Clinical Trials for Prostate Cancer Product Candidates Continue to Advance
●	Third Quarter 2017 RELISTOR® Net Sales of $17.1 Million

NEW YORK, NY, November 2, 2017 – Progenics Pharmaceuticals, Inc. (Nasdaq: PGNX) today announced financial results and provided a business update for the third quarter of 2017.

“The recent completion of our NDA submission for AZEDRA represents a major achievement for our growing company,” said Mark Baker, Chief Executive Officer of Progenics. “AZEDRA offers a potentially transformative therapy for metastatic pheochromocytoma and paraganglioma patients who have no treatment options in the U.S. for this devastating condition. We are continuing to build the necessary team and infrastructure to support a rapid commercial launch of this important therapy following a potential approval.”

Third Quarter and Recent Key Business Highlights

AZEDRA, Ultra-Orphan Radiotherapeutic Candidate

●	New Drug Application (NDA) for AZEDRA (iobenguane I 131) Submitted to the U.S. Food and Drug Administration (FDA) on October 31st

As announced earlier today, Progenics has submitted the NDA for AZEDRA in patients with malignant, recurrent, and/or unresectable pheochromocytoma and paraganglioma, rare neuroendocrine tumors for which there are currently no approved treatment options in the United States. The NDA remains subject to FDA regulatory review and approval. AZEDRA holds Breakthrough Therapy and Orphan Drug statuses, as well as Fast Track designation.

●	Multiple Presentations of Additional Data from Phase 2b Trial of AZEDRA

Progenics has recently presented the positive results from its pivotal Phase 2b study evaluating AZEDRA at the 5th International Symposium on Pheochromocytoma and Paraganglioma (ISP), the North American Neuroendocrine Tumor Society (NANETS) 2017 Annual Symposium, and the 30th Annual Congress of the European Association of Nuclear Medicine (EANM). The Phase 2b trial met the primary endpoint evaluating the proportion of metastatic pheochromocytoma and paraganglioma patients who achieved a 50% or greater reduction of all antihypertensive medications for at least six months. The results further demonstrated that sustained reduction of antihypertensive medications was positively correlated with favorable tumor responses, including radiographic tumor responses, tumor biomarker response and overall survival. AZEDRA was shown to be safe and generally well tolerated.

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PSMA-Targeted Prostate Cancer Pipeline

●	Progress Continues for Clinical Studies of 1404, PyL™ and 1095

Progenics continues to enroll patients in: the Phase 3 trial of 1404, a SPECT/CT imaging agent; the Phase 2/3 study of PyL, a PET/CT imaging agent; and the Phase 1 open-label dose escalation study of 1095, a radiotherapeutic that selectively binds to PSMA.

RELISTOR, Treatment for Opioid-Induced Constipation (partnered with Valeant Pharmaceuticals International, Inc.)

●	Third Quarter 2017 RELISTOR® Net Sales of $17.1 Million

The third quarter 2017 sales, as reported to Progenics by its partner Valeant, translated to $2.6 million in royalty revenue for Progenics for the quarter. Oral RELISTOR prescriptions increased 40% over the preceding quarter.

Third Quarter 2017 Financial Results

Third quarter revenue totaled $2.7 million, down from $53.9 million in the third quarter of 2016, reflecting RELISTOR royalty income of $2.6 million compared to $3.3 million in the corresponding period of 2016. The prior year period included milestone revenue of $50.0 million for the approval of RELISTOR oral tablets as well as a non-recurring favorable sales return adjustment included in Valeant’s reported net sales of RELISTOR.

Third quarter research and development expenses increased by $0.5 million compared to the corresponding prior year period, resulting primarily from higher clinical trial costs for PyL, partially offset by lower manufacturing scale-up costs for 1095. Third quarter general and administrative expenses decreased by $1.3 million compared to the corresponding prior year period, which included an accrual for litigation with a former employee. Partially offsetting this decrease were higher costs associated with building commercial capabilities in preparation for a potential AZEDRA approval and launch. For the three months ended September 30, 2017, Progenics recognized interest expense of $1.0 million related to the RELISTOR royalty-backed loan.

Net loss attributable to Progenics for the third quarter was $15.4 million, or $0.22 per diluted share, compared to net income of $36.3 million, or $0.52 per diluted share, in the corresponding 2016 period. Progenics ended the third quarter with cash and cash equivalents of $98.3 million, a decrease of $40.6 million compared to cash and cash equivalents as of December 31, 2016.

Conference Call and Webcast

Progenics will review third quarter financial results in a conference call today at 8:30 a.m. ET. To participate, please dial (877) 250-8889 (domestic) or (720) 545-0001 (international) and reference conference ID 5589567. A live webcast will be available in the Media Center of the Progenics website, www.progenics.com, and a replay will be available for two weeks.

- Financial Tables follow -

Progenics Announces Third Quarter 2017 Financial Results	Page 3

PROGENICS PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
		(Unaudited)
Revenues:
Royalty income	$2,562	$3,319	$7,282	$7,888
License revenue	129	50,523	491	56,839
Other revenues	6	8	36	50
Total revenues	2,697	53,850	7,809	64,777

Operating expenses:
Research and development	10,344	9,827	31,641	26,964
General and administrative	5,958	7,220	17,986	18,637
Change in contingent consideration liability	700	600	3,300	1,400
Total operating expenses	17,002	17,647	52,927	47,001

Operating (loss) income	(14,305)	36,203	(45,118)	17,776

Other (expense) income:
Interest (expense) income, net	(1,047)	79	(3,230)	176
Total other (expense) income	(1,047)	79	(3,230)	176

Net (loss) income	(15,352)	36,282	(48,348)	17,952
Net loss attributable to noncontrolling interests	-	(21)	-	(58)
Net (loss) income attributable to Progenics	$(15,352)	$36,303	$(48,348)	$18,010

Net (loss) income per share attributable to Progenics - basic	$(0.22)	$0.52	$(0.69)	$0.26
Weighted average shares outstanding – basic	70,270	70,013	70,233	69,970
Net (loss) income per share attributable to Progenics - diluted	$(0.22)	$0.52	$(0.69)	$0.26
Weighted average shares outstanding –diluted	70,270	70,297	70,233	70,006

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)
	September 30, 2017	December 31, 2016
	(unaudited)	(audited)
Cash and cash equivalents	$98,279	$138,909
Accounts receivable, net	2,619	4,864
Property and equipment, net	4,352	4,760
Intangible assets, net and goodwill	43,496	43,655
Other assets	4,136	6,798
Total assets	$152,882	$198,986

Current liabilities	$13,059	$16,357
Acquisition-related contingent consideration liability	17,500	14,200
Long-term debt, deferred tax and other liabilities	62,243	63,667
Total liabilities	92,802	94,224
Total stockholders’ equity	60,080	104,762
Total liabilities and stockholders’ equity	$152,882	$198,986

Progenics Announces Third Quarter 2017 Financial Results	Page 4

About RELISTOR®

Progenics has exclusively licensed development and commercialization rights for its first commercial product, RELISTOR, to Valeant. RELISTOR Tablets (450 mg once daily) are approved in the United States for the treatment of opioid-induced constipation (OIC) in patients with chronic non-cancer pain. RELISTOR Subcutaneous Injection (12 mg and 8 mg) is a treatment for OIC approved in the United States and worldwide for patients with advanced illness and chronic non-cancer pain.

IMPORTANT SAFETY INFORMATION - RELISTOR (methylnaltrexone bromide) tablets, for oral use and RELISTOR (methylnaltrexone bromide) injection, for subcutaneous use

RELISTOR tablets and injection are contraindicated in patients with known or suspected gastrointestinal obstruction and patients at increased risk of recurrent obstruction, due to the potential for gastrointestinal perforation.

Cases of gastrointestinal perforation have been reported in adult patients with opioid-induced constipation and advanced illness with conditions that may be associated with localized or diffuse reduction of structural integrity in the wall of the gastrointestinal tract (e.g., peptic ulcer disease, Ogilvie's syndrome, diverticular disease, infiltrative gastrointestinal tract malignancies or peritoneal metastases). Take into account the overall risk-benefit profile when using RELISTOR in patients with these conditions or other conditions which might result in impaired integrity of the gastrointestinal tract wall (e.g., Crohn's disease). Monitor for the development of severe, persistent, or worsening abdominal pain; discontinue RELISTOR in patients who develop this symptom.

If severe or persistent diarrhea occurs during treatment, advise patients to discontinue therapy with RELISTOR and consult their healthcare provider.

Symptoms consistent with opioid withdrawal, including hyperhidrosis, chills, diarrhea, abdominal pain, anxiety, and yawning have occurred in patients treated with RELISTOR. Patients having disruptions to the blood-brain barrier may be at increased risk for opioid withdrawal and/or reduced analgesia and should be monitored for adequacy of analgesia and symptoms of opioid withdrawal.

Avoid concomitant use of RELISTOR with other opioid antagonists because of the potential for additive effects of opioid receptor antagonism and increased risk of opioid withdrawal.

The use of RELISTOR during pregnancy may precipitate opioid withdrawal in a fetus due to the immature fetal blood brain barrier and should be used during pregnancy only if the potential benefit justifies the potential risk to the fetus. Because of the potential for serious adverse reactions, including opioid withdrawal, in breastfed infants, advise women that breastfeeding is not recommended during treatment with RELISTOR. In nursing mothers, a decision should be made to discontinue nursing or discontinue the drug, taking into account the importance of the drug to the mother.

A dosage reduction of RELISTOR tablets and RELISTOR injection is recommended in patients with moderate and severe renal impairment (creatinine clearance less than 60 mL/minute as estimated by Cockcroft-Gault). No dosage adjustment of RELISTOR tablets or RELISTOR injection is needed in patients with mild renal impairment.

Progenics Announces Third Quarter 2017 Financial Results	Page 5

A dosage reduction of RELISTOR tablets is recommended in patients with moderate (Child-Pugh Class B) or severe (Child-Pugh Class C) hepatic impairment. No dosage adjustment of RELISTOR tablets is needed in patients with mild hepatic impairment (Child-Pugh Class A). No dosage adjustment of RELISTOR injection is needed for patients with mild or moderate hepatic impairment. In patients with severe hepatic impairment, monitor for methylnaltrexone-related adverse reactions.

In the clinical studies, the most common adverse reactions were:

OIC in adult patients with chronic non-cancer pain

●

RELISTOR tablets (≥ 2% of RELISTOR patients and at a greater incidence than placebo): abdominal pain (14%), diarrhea (5%), headache (4%), abdominal distention (4%), vomiting (3%), hyperhidrosis (3%), anxiety (2%), muscle spasms (2%), rhinorrhea (2%), and chills (2%).

●

RELISTOR injection (≥ 1% of RELISTOR patients and at a greater incidence than placebo): abdominal pain (21%), nausea (9%), diarrhea (6%), hyperhidrosis (6%), hot flush (3%), tremor (1%), and chills (1%).

OIC in adult patients with advanced illness

●	RELISTOR injection (≥ 5% of RELISTOR patients and at a greater incidence than placebo): abdominal pain (29%) flatulence (13%), nausea (12%), dizziness (7%), and diarrhea (6%).

Please see complete Prescribing Information for RELISTOR at www.valeant.com. For more information about RELISTOR, please visit www.RELISTOR.com.

About Progenics

Progenics develops innovative medicines and other technologies to target and treat cancer. Progenics' pipeline includes: 1) therapeutic agents designed to precisely target cancer (AZEDRA® and 1095), 2) PSMA-targeted imaging agents for prostate cancer (1404 and PyL™), and 3) imaging analysis tools. Progenics' first commercial product, RELISTOR® (methylnaltrexone bromide) for opioid-induced constipation, is partnered with Valeant Pharmaceuticals International, Inc.

This press release may contain projections and other "forward-looking statements" regarding future events. Statements contained in this communication that refer to Progenics' estimated or anticipated future results or other non-historical facts are forward-looking statements that reflect Progenics' current perspective of existing trends and information as of the date of this communication. Forward looking statements generally will be accompanied by words such as "anticipate," "believe," "plan," "could," "should," "estimate," "expect," "forecast," "outlook," "guidance," "intend," "may," "might," "will," "possible," "potential," "predict," "project," or other similar words, phrases or expressions. Such statements are predictions only, and are subject to risks and uncertainties that could cause actual events or results to differ materially. These risks and uncertainties include, among others, the cost, timing and unpredictability of results of clinical trials and other development activities and collaborations, such as the Phase 3 clinical program for 1404; our ability to successfully develop and commercialize the products of EXINI Diagnostics AB; the unpredictability of the duration and results of regulatory review of New Drug Applications (NDA) and Investigational NDAs, including our NDA for AZEDRA and related inspections of Progenics’ and its contract manufacturing organizations’ facilities and other sites and other requirements that will need to be met before any approval is obtained; market acceptance for approved products; the effectiveness of the efforts of our partners to market and sell products on which we collaborate and the royalty revenue generated thereby; generic and other competition; the possible impairment of, inability to obtain and costs of obtaining intellectual property rights; possible product safety or efficacy concerns, general business, financial, regulatory and accounting matters, litigation and other risks. More information concerning Progenics and such risks and uncertainties is available on its website, and in its press releases and reports it files with the U.S. Securities and Exchange Commission, including those risk factors included in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017, as updated in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017. Progenics is providing the information in this press release as of its date and, except as expressly required by law, Progenics disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or circumstances or otherwise.

Progenics Announces Third Quarter 2017 Financial Results	Page 6

Additional information concerning Progenics and its business may be available in press releases or other public announcements and public filings made after this release. For more information, please visit www.progenics.com. Please follow us on LinkedIn®. Information on or accessed through our website or social media sites is not included in the company's SEC filings.

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